3Q26	FINANCIALRESULTS

BNY Reports Third Quarter 2026
Earnings Per Common Share of $2.34

NEW YORK, October 15, 2026 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BNY) today has reported financial results for the third quarter of 2026.

CEO COMMENTARY

BNY delivered strong results in the third quarter. With broad-based growth across our platforms, we increased revenue by 12% year-over-year, delivering significant operating leverage and earnings per share growth of 24%. For the quarter, we generated a very solid pre-tax margin of 39% and a strong ROTCE of 29%.
Our performance in the quarter once again highlights the resilience and durability of our business model against the backdrop of an overall constructive but uneven operating environment.
Client demand continued to grow, underpinned by our ongoing work to unlock the value inherent in the combination of BNY’s businesses enabled by our platform operating and commercial models. Sales and pipelines remained very healthy across products, client segments and regions and we launched several solutions during the quarter that are meeting emerging needs in the market.
Looking ahead, our teams around the world are energized by BNY’s momentum and excited about the opportunities in front of us to create value for our clients and shareholders.
– Robin Vince, Chief Executive Officer

EPS	Pre-tax margin	ROE	ROTCE

$2.34	39%	16%	29% (a)

KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		3Q26 vs.
	3Q26	2Q26	3Q25
Selected income statement data:

Total fee revenue	$4,078	1%	12%
Investment and other revenue	175	N/M	N/M
Net interest income	1,423	(2)%	15%
Total revenue	$5,676	—%	12%
Provision for credit losses	1	N/M	N/M
Noninterest expense	$3,489	1%	8%
Net income applicable to common shareholders	$1,608	(5)%	20%
Diluted EPS	$2.34	(4)%	24%

Selected metrics:

AUC/A (in trillions)	$63.4	1%	10%
AUM (in trillions)	$2.2	(2)%	2%

Financial ratios:	3Q26	2Q26	3Q25

Pre-tax operating margin	38.5%	39.8%	36.4%
ROE	16.0%	17.2%	13.7%
ROTCE (a)	29.0%	31.3%	25.6%

Capital ratios:

Tier 1 leverage ratio	5.7%	5.9%	6.1%
CET1 ratio	10.9%	11.0%	11.7%

HIGHLIGHTS

Results
•Total revenue of $5.7 billion, increased 12%
•Noninterest expense of $3.5 billion, increased 8%
•Diluted EPS of $2.34, increased 24%

Profitability
•Pre-tax operating margin of 38.5%
•ROTCE of 29.0% (a)

Balance sheet
•Average deposits of $311 billion, increased 4% year-over-year and decreased 1% sequentially
•Tier 1 leverage ratio of 5.7%, decreased 42 bps year-over-year and 24 bps sequentially

Capital distribution
•Returned $1.4 billion of capital to common shareholders
•$436 million of dividends
•$937 million of share repurchases
•Total payout ratio of 86% year-to-date

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 3Q26 vs. 3Q25, unless otherwise noted.
Media: Anneliese Diedrichs + 1 646 468 6026	Investors: Marius Merz +1 212 298 1480

BNY 3Q26 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				3Q26 vs.
	3Q26	2Q26	3Q25	2Q26		3Q25
Fee revenue	$4,078	$4,036	$3,637	1%		12%
Investment and other revenue	175	216	208	N/M		N/M
Total fee and other revenue	4,253	4,252	3,845	—		11
Net interest income	1,423	1,446	1,236	(2)		15
Total revenue	5,676	5,698	5,081	—		12
Provision for credit losses	1	(8)	(7)	N/M		N/M
Noninterest expense	3,489	3,439	3,236	1		8
Income before taxes	2,186	2,267	1,852	(4)		18
Provision for income taxes	499	475	395	5		26
Net income	$1,687	$1,792	$1,457	(6)%		16%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,608	$1,696	$1,339	(5)%		20%
Operating leverage (a)				(184)	bps	389	bps
Diluted earnings per common share	$2.34	$2.45	$1.88	(4)%		24%
Average common shares and equivalents outstanding - diluted (in thousands)	686,913	692,223	712,854
Pre-tax operating margin	38.5%	39.8%	36.4%
Metrics:
Average loans	$86,791	$85,587	$72,692	1%		19%
Average deposits	311,075	314,036	299,326	(1)		4
AUC/A at period end (in trillions) (current period is preliminary)	63.4	62.6	57.8	1		10
AUM at period end (in trillions) (current period is preliminary)	2.2	2.2	2.1	(2)		2
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$5,676	$5,698	$5,069	—%		12%
Adjusted noninterest expense	3,467	3,431	3,197	1		8
Adjusted operating leverage (a)				(144)	bps	353	bps
Adjusted diluted earnings per common share	$2.37	$2.46	$1.91	(4)%		24%
Adjusted pre-tax operating margin	38.9%	39.9%	37.1%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 3Q26 vs. 3Q25, unless otherwise noted)
•Total revenue increased 12%, primarily reflecting:
•Fee revenue increased 12%, primarily reflecting net new business, higher client activity and higher market values, partially offset by the mix of AUM flows.
•Investment and other revenue decreased primarily reflecting the impact of fixed income and equity trading activity, seed capital results and the absence of a 3Q25 disposal gain, partially offset by other investment gains.
•Net interest income increased 15%, primarily reflecting the reinvestment of investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.
•Provision for credit losses was $1 million.
•Noninterest expense increased 8%, primarily reflecting higher revenue-related expenses and investments, partially offset by efficiency savings.
•Effective tax rate of 22.8%.
Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 10%, primarily reflecting higher market values, net client inflows and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.
•AUM increased 2%, primarily reflecting higher market values, partially offset by cumulative net outflows and the unfavorable impact of the stronger U.S. dollar.
Capital and liquidity
•$436 million of dividends to common shareholders (a); $937 million of common share repurchases.
•Return on common equity (“ROE”) – 16.0%.
•Return on tangible common equity (“ROTCE”) – 29.0% (b).
•Common Equity Tier 1 (“CET1”) ratio – 10.9%; Tier 1 leverage ratio – 5.7%.
•Average liquidity coverage ratio (“LCR”) – 111%; Average net stable funding ratio (“NSFR”) – 129%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    Including dividend equivalents on share-based awards.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 3Q26 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Investment services fees:
Asset Servicing	$1,264	$1,209	$1,129	5%	12%
Issuer Services	449	463	313	(3)	43
Total investment services fees	1,713	1,672	1,442	2	19
Foreign exchange revenue	171	203	143	(16)	20
Other fees (a)	78	77	73	1	7
Total fee revenue	1,962	1,952	1,658	1	18
Investment and other revenue	93	94	119	N/M	N/M
Total fee and other revenue	2,055	2,046	1,777	—	16
Net interest income	765	782	670	(2)	14
Total revenue	2,820	2,828	2,447	—	15
Provision for credit losses	4	(5)	(3)	N/M	N/M
Noninterest expense	1,808	1,722	1,639	5	10
Income before taxes	$1,008	$1,111	$811	(9)%	24%

Total revenue by line of business:
Asset Servicing	$2,130	$2,121	$1,903	—%	12%
Issuer Services	690	707	544	(2)	27
Total revenue by line of business	$2,820	$2,828	$2,447	—%	15%

Pre-tax operating margin	35.8%	39.3%	33.1%

Securities lending revenue (b)	$92	$78	$62	18%	48%

Metrics:
Average loans	$12,534	$13,180	$10,706	(5)%	17%
Average deposits	$191,647	$194,183	$183,070	(1)%	5%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$45.9	$45.3	$41.5	1%	11%
Market value of securities on loan at period end (in billions) (d)	$630	$645	$554	(2)%	14%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.3 trillion at Sept. 30, 2026, $2.2 trillion at June 30, 2026 and $2.1 trillion at Sept. 30, 2025.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $72 billion at Sept. 30, 2026, $71 billion at June 30, 2026 and $81 billion at Sept. 30, 2025.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest income, client activity, net new business and market values. The sequential increase primarily reflects higher client activity, partially offset by lower foreign exchange revenue and net interest income.
•Issuer Services – The year-over-year increase primarily reflects higher Corporate Trust revenue. The sequential decrease reflects lower Depositary Receipts revenue, partially offset by higher Corporate Trust revenue.
•Noninterest expense increased year-over-year primarily reflecting higher revenue-related expenses and investments, partially offset by efficiency savings and lower severance expense. The sequential increase primarily reflects higher revenue-related expenses and investments.

3

BNY 3Q26 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Investment services fees:
Wealth Solutions	$554	$551	$520	1%	7%
Payments and Trade	232	224	214	4	8
Clearance and Collateral Management	464	453	398	2	17
Total investment services fees	1,250	1,228	1,132	2	10
Foreign exchange revenue	31	34	31	(9)	—
Other fees (a)	72	71	70	1	3
Total fee revenue	1,353	1,333	1,233	2	10
Investment and other revenue	24	26	22	N/M	N/M
Total fee and other revenue	1,377	1,359	1,255	1	10
Net interest income	607	611	524	(1)	16
Total revenue	1,984	1,970	1,779	1	12
Provision for credit losses	1	(2)	(3)	N/M	N/M
Noninterest expense	963	948	912	2	6
Income before taxes	$1,020	$1,024	$870	—%	17%

Total revenue by line of business:
Wealth Solutions	$813	$806	$741	1%	10%
Payments and Trade	579	571	510	1	14
Clearance and Collateral Management	592	593	528	—	12
Total revenue by line of business	$1,984	$1,970	$1,779	1%	12%

Pre-tax operating margin	51.4%	52.0%	48.9%

Metrics:
Average loans	$57,671	$56,258	$46,278	3%	25%
Average deposits	$103,556	$102,606	$97,508	1%	6%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$17.1	$16.9	$16.0	1%	7%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Wealth Solutions lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Wealth Solutions – The year-over-year increase primarily reflects higher net interest income, market values, client activity and net new business.
•Payments and Trade – The year-over-year increase primarily reflects higher net interest income and net new business. The sequential increase primarily reflects higher net new business.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher collateral balances and clearance volumes.
•Noninterest expense increased year-over-year primarily reflecting higher revenue-related expenses and investments, partially offset by efficiency savings. The sequential increase primarily reflects higher revenue-related expenses.

4

BNY 3Q26 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Investment management fees	$802	$793	$776	1%	3%
Performance fees	2	3	6	N/M	N/M
Investment management and performance fees	804	796	782	1	3
Distribution and servicing fees	70	71	69	(1)	1
Other fees (a)	(84)	(87)	(78)	N/M	N/M
Total fee revenue	790	780	773	1	2
Investment and other revenue (b)	8	29	10	N/M	N/M
Total fee and other revenue (b)	798	809	783	(1)	2
Net interest income	59	54	41	9	44
Total revenue	857	863	824	(1)	4
Provision for credit losses	(3)	(5)	—	N/M	N/M
Noninterest expense	655	686	640	(5)	2
Income before taxes	$205	$182	$184	13%	11%

Total revenue by line of business:
Investment Management	$562	$577	$559	(3)%	1%
Wealth Management	295	286	265	3	11
Total revenue by line of business	$857	$863	$824	(1)%	4%

Pre-tax operating margin	23.9%	21.1%	22.3%

Metrics:
Average loans	$14,807	$14,410	$14,143	3%	5%
Average deposits	$9,690	$9,691	$9,201	—%	5%

AUM (in billions) (current period is preliminary) (c)	$2,187	$2,226	$2,142	(2)%	2%
Wealth Management client assets (in billions) (current period is preliminary) (d)	$354	$348	$348	2%	2%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Represents assets managed in the Investment and Wealth Management business segment.
(d)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year increase primarily reflects higher market values, partially offset by the mix of AUM flows. The sequential decrease primarily reflects lower seed capital results.
•Wealth Management – The year-over-year and sequential increases primarily reflect higher net interest income and market values.
•Noninterest expense increased year-over-year primarily reflecting higher revenue-related expenses and investments, partially offset by efficiency savings. The sequential decrease primarily reflects lower revenue-related expenses.

5

BNY 3Q26 Financial Results
OTHER SEGMENT

The Other segment primarily includes corporate treasury activities, including our investment securities portfolio, derivatives and other trading activity, tax credit investments and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	3Q26	2Q26	3Q25
Fee revenue	$(27)	$(29)	$(27)
Investment and other revenue	53	36	45
Total fee and other revenue	26	7	18
Net interest income (expense)	(8)	(1)	1
Total revenue	18	6	19
Provision for credit losses	(1)	4	(1)
Noninterest expense	63	83	45
Loss before taxes	$(44)	$(81)	$(25)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year decrease primarily reflects the absence of 3Q25 gains realized on the sale of real estate, partially offset by a 3Q26 strategic equity investment gain. The sequential increase primarily reflects the strategic equity investment gain.

•Noninterest expense increased year-over-year primarily reflecting the absence of a 3Q25 adjustment for the FDIC special assessment and higher severance expense. The sequential decrease primarily reflects lower staff expense.

6

BNY 3Q26 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Sept. 30, 2026	June 30, 2026	Dec. 31, 2025
Consolidated regulatory capital ratios: (a)
CET1 ratio	10.9%	11.0%	11.9%
Tier 1 capital ratio	13.1	13.4	14.6
Total capital ratio	13.8	14.2	15.4
Tier 1 leverage ratio (a)	5.7	5.9	6.0
Supplementary leverage ratio (a)	6.0	6.3	6.7
BNY shareholders’ equity to total assets ratio	8.8%	8.5%	9.4%
BNY common shareholders’ equity to total assets ratio	8.0%	7.6%	8.4%

Average LCR (a)	111%	111%	112%
Average NSFR (a)	129%	130%	130%

Book value per common share	$58.43	$58.82	$57.36
Tangible book value per common share – Non-GAAP (b)	$32.22	$32.81	$31.64
Common shares outstanding (in thousands)	672,898	678,504	688,236
(a)    Regulatory capital and liquidity ratios for Sept. 30, 2026 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods presented, was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital of $21.0 billion decreased compared with June 30, 2026, primarily reflecting capital returned through common stock repurchases and dividends and a decline in accumulated other comprehensive income, partially offset by capital generated through earnings. The CET1 ratio decreased compared with June 30, 2026, primarily reflecting the decrease in capital, partially offset by lower risk-weighted assets.

•Tier 1 capital of $25.2 billion decreased compared with June 30, 2026, primarily reflecting capital returned through common stock repurchases and dividends, a decline in accumulated other comprehensive income and a preferred stock redemption, net of an issuance, partially offset by capital generated through earnings. The Tier 1 leverage ratio decreased compared with June 30, 2026, primarily reflecting the decrease in capital.

NET INTEREST INCOME

Net interest income				3Q26 vs.
(dollars in millions; not meaningful - N/M)	3Q26	2Q26	3Q25	2Q26	3Q25
Net interest income	$1,423	$1,446	$1,236	(2)%	15%
Add: Tax equivalent adjustment	1	—	—	N/M	N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,424	$1,446	$1,236	(2)%	15%

Average interest-earning assets	$396,504	$397,635	$374,493	—%	6%

Net interest margin	1.43%	1.45%	1.31%	(2) bps	12	bps
Net interest margin (FTE) – Non-GAAP (a)	1.43%	1.45%	1.31%	(2) bps	12	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year primarily reflecting the reinvestment of investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.

•Sequentially, net interest income decreased primarily reflecting lower deposit balances, partially offset by the reinvestment of investment securities at higher yields.

7

BNY 3Q26 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended			Year-to-date
	Sept. 30, 2026	June 30, 2026	Sept. 30, 2025	Sept. 30, 2026	Sept. 30, 2025
Fee and other revenue
Investment services fees	$2,973	$2,909	$2,585	$8,534	$7,579
Investment management and performance fees	803	796	782	2,384	2,279
Foreign exchange revenue	198	229	166	659	535
Financing-related fees	66	64	67	192	178
Distribution and servicing fees	38	38	37	113	110
Total fee revenue	4,078	4,036	3,637	11,882	10,681
Investment and other revenue	175	216	208	662	622
Total fee and other revenue	4,253	4,252	3,845	12,544	11,303
Net interest income
Interest income	5,698	5,940	6,594	17,462	19,319
Interest expense	4,275	4,494	5,358	13,223	15,721
Net interest income	1,423	1,446	1,236	4,239	3,598
Total revenue	5,676	5,698	5,081	16,783	14,901
Provision for credit losses	1	(8)	(7)	(14)	(6)
Noninterest expense
Staff	1,805	1,785	1,745	5,478	5,347
Software and equipment	593	569	542	1,718	1,582
Professional, legal and other purchased services	474	441	404	1,303	1,158
Sub-custodian and clearing	168	162	141	481	422
Net occupancy	141	143	140	407	408
Distribution and servicing	78	76	68	227	196
Business development	58	68	45	176	146
Bank assessment charges	27	32	6	83	66
Amortization of intangible assets	9	10	12	28	34
Other	136	153	133	427	335
Total noninterest expense	3,489	3,439	3,236	10,328	9,694
Income
Income before taxes	2,186	2,267	1,852	6,469	5,213
Provision for income taxes	499	475	395	1,360	1,099
Net income	1,687	1,792	1,457	5,109	4,114
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	3	(31)	(12)	(26)	(26)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,690	1,761	1,445	5,083	4,088
Preferred stock dividends	(82)	(65)	(106)	(217)	(209)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,608	$1,696	$1,339	$4,866	$3,879

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2026	June 30, 2026	Sept. 30, 2025	Sept. 30, 2026	Sept. 30, 2025
(in dollars)
Basic	$2.37	$2.47	$1.90	$7.09	$5.43
Diluted	$2.34	$2.45	$1.88	$7.02	$5.39

8

BNY 3Q26 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including disposal gains. Expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Income before taxes, net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items				3Q26 vs.
(dollars in millions, except per share amounts)	3Q26	2Q26	3Q25	2Q26		3Q25
Total revenue – GAAP	$5,676	$5,698	$5,081	—%		12%
Less: Disposal gains (losses) (a)	—	—	12
Adjusted total revenue – Non-GAAP	$5,676	$5,698	$5,069	—%		12%

Total noninterest expense – GAAP	$3,489	$3,439	$3,236	1%		8%
Less: Severance expense (b)	23	6	50
Litigation reserves (b)	(1)	2	3
FDIC special assessment (b)	—	—	(14)
Adjusted total noninterest expense – Non-GAAP	$3,467	$3,431	$3,197	1%		8%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,608	$1,696	$1,339	(5)%		20%
Less: Disposal gains (losses) (a)	—	—	9
Severance expense (b)	(18)	(5)	(39)
Litigation reserves (b)	1	(2)	(2)
FDIC special assessment (b)	—	—	11
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,625	$1,703	$1,360	(5)%		19%

Diluted earnings per common share – GAAP	$2.34	$2.45	$1.88	(4)%		24%
Less: Disposal gains (losses) (a)	—	—	0.01
Severance expense (b)	(0.03)	(0.01)	(0.05)
Litigation reserves (b)	—	—	—
FDIC special assessment (b)	—	—	0.01
Total diluted earnings per common share impact of notable items	(0.03)	(0.01)	(0.03)
Adjusted diluted earnings per common share – Non-GAAP	$2.37	$2.46	$1.91	(4)%		24%
Operating leverage – GAAP (c)				(184)	bps	389	bps
Adjusted operating leverage – Non-GAAP (c)				(144)	bps	353	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense and FDIC special assessment in Bank assessment charges, respectively.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY 3Q26 Financial Results

Pre-tax operating margin reconciliation
(dollars in millions)	3Q26	2Q26	3Q25
Income before taxes – GAAP	$2,186	$2,267	$1,852
Less: Impact of notable items (a)	(22)	(8)	(27)
Adjusted income before taxes, excluding notable items – Non-GAAP	$2,208	$2,275	$1,879

Total revenue – GAAP	$5,676	$5,698	$5,081
Impact of notable items (a)	—	—	12
Adjusted total revenue, excluding notable items – Non-GAAP	$5,676	$5,698	$5,069

Pre-tax operating margin – GAAP (b)	38.5%	39.8%	36.4%
Adjusted pre-tax operating margin – Non-GAAP (b)	38.9%	39.9%	37.1%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	3Q26	2Q26	3Q25
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,608	$1,696	$1,339
Add: Amortization of intangible assets	9	10	12
Less: Tax impact of amortization of intangible assets	2	3	3
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,615	$1,703	$1,348
Impact of notable items (a)	(17)	(7)	(21)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,632	$1,710	$1,369

Average common shareholders’ equity	$39,756	$39,535	$38,626
Less: Average goodwill	16,764	16,768	16,787
Average intangible assets	2,802	2,809	2,842
Add: Deferred tax liability – tax deductible goodwill	1,225	1,225	1,236
Deferred tax liability – intangible assets	657	659	665
Average tangible common shareholders’ equity – Non-GAAP	$22,072	$21,842	$20,898

Return on common equity – GAAP (b)	16.0%	17.2%	13.7%
Adjusted return on common equity – Non-GAAP (b)	16.2%	17.3%	14.0%
Return on tangible common equity – Non-GAAP (b)	29.0%	31.3%	25.6%
Adjusted return on tangible common equity – Non-GAAP (b)	29.3%	31.4%	26.0%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Returns are annualized.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2026. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2025 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

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BNY 3Q26 Financial Results
ABOUT BNY

BNY is a global financial services platforms company at the heart of the world’s capital markets. For more than 240 years BNY has partnered alongside clients, using its expertise and platforms to help them operate more efficiently and accelerate growth. Today BNY serves over 90% of Fortune 100 companies and nearly all the top 100 banks globally. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals. As of Sept. 30, 2026, BNY oversees $63.4 trillion in assets under custody and/or administration and $2.2 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BNY). Headquartered in New York City, BNY has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 11:00 a.m. ET on Oct. 15, 2026. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing +1 800 330-6730 (U.S.) or
+1 646 769-9500 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on Oct. 15, 2026.

An archived version of the third quarter conference call and audio webcast will be available beginning on Oct. 15, 2026 at approximately 3:00 p.m. ET through Nov. 14, 2026 at www.bny.com/investorrelations.

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